UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 11, 2013

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	000-27978	94-3128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 America Center Drive San Jose, California	95002
(Address of principal executive offices)	(Zip Code)

(408) 586-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2013, Sudhakar Ramakrishna, President of Products and Services of Polycom, Inc. (the “Company”), informed the Company that he will be resigning his position and leaving the Company effective March 15, 2013 (the “Separation Date”), because he has accepted another opportunity. Mr. Ramakrishna will remain with the Company through the Separation Date to transition his responsibilities within the organization.

Item 8.01 Other Events.

The Company is also announcing the promotion of A.E. Natarajan to SVP, Worldwide Engineering, and the creation of an Office of the Chief Technology Officer (“CTO”). The Office of the CTO will report directly to the Company’s Chief Executive Officer and will comprise top technical strategists and well-respected leaders in the industry who are current employees of the Company, including Mr. Natarajan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ Sayed M. Darwish
Sayed M. Darwish
Chief Legal Officer, Executive Vice President of Corporate Development and Secretary

Date: February 13, 2013